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                                                                     EXHIBIT 5.1


ENSERCH Corporation
ENSERCH Center                                                 W. T. Satterwhite
300 South St. Paul                                         Senior Vice President
Dallas, Texas 75201                                          and General Counsel
Telephone 214/651-8700


                                 March 7, 1994



ENSERCH Corporation
ENSERCH Center
300 South St. Paul Street
Dallas, TX  75201

Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $450,000,000 of (i) senior or subordinated debt securities (the "Debt Securities") of ENSERCH Corporation (the "Corporation") which, in the case of subordinated Debt Securities, may be convertible into the Corporation's Common Stock, $4.45 par value (the "Common Stock"), (ii) shares of preferred stock (the "Preferred Stock") of the Corporation, which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"), (iii) shares of Common Stock of the Corporation on a Registration Statement on Form S-3 (the "Registration Statement") and (iv) preferred limited liability company interests ("EC Preferred Securities") of Enserch Capital L.L.C. ("Enserch Capital"), I, as General Counsel for the Corporation, have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinion expressed below.

          Based on such examination and review, I hereby advise you that, in my opinion:

          1. When (i) the Registration Statement has become effective under the Act and the Senior Debt Indenture, dated as of February 15, 1992 (the "Senior Indenture"), between the Corporation and The First National Bank of Chicago, as trustee, and the Subordinated Debt Indenture (the "Subordinated Indenture", and together with the Senior Indenture, the "Indentures"), to be entered into between the Corporation and The First National Bank of Chicago, as trustee (the "Subordinated Trustee"), have been qualified under the Trust Indenture Act of 1939, as amended, (ii) with respect to subordinated Debt Securities, the Subordinated Indenture has been duly executed and delivered by the Corporation and the Subordinated Trustee, (iii) the Debt Securities have been duly created, issued and authenticated in accordance with all necessary corporate authorizations and in accordance with the terms of the relevant indenture and
(iv) the Debt Securities have been
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delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the relevant Indenture, the Debt Securities will be legally issued by the Corporation and will be valid and binding obligations of the Corporation subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditor's rights and to general equity principles.

          2. When (i) the Registration Statement has become effective under the Act, (ii) the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Corporation's Restated Articles of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iii) a Statement of Resolution fixing and determining the terms of the Preferred Stock in the form to be filed as an exhibit to the Registration Statement is filed with the Secretary of State of the State of Texas, and (iv) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

          3. When (i) the Registration Statement has become effective under the Act, (ii) the deposit agreement relating to the Depositary Shares has been duly executed and delivered by the Corporation and the depositary, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iv) the Preferred Stock which is represented by Depositary Shares is validly issued and delivered to the depositary as contemplated in paragraph 2 above, and (v) the Depository Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the deposit agreement, the Depositary Shares will be validly issued.

          4. When (i) the Registration Statement has become effective under the Act, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Corporation's Restated Articles of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the
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Corporation, and (iii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Common Stock (including any shares of Common Stock duly issued upon the conversion of subordinated Debt Securities) will be validly issued, fully paid and nonassessable.

          5. When (a) the terms of the Backup Undertakings, as defined, of the Corporation relating to the EC Preferred Securities have been duly established in accordance with applicable law, (b) the instruments relating to the Backup Undertakings have been duly authorized, executed and delivered, (c) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (d) the EC Preferred Securities to which any of the Backup Undertakings relate have been duly issued and sold and the purchase price therefor has been received by Enserch Capital and (e) the Corporation has received the consideration, if any, separately payable for such Backup Undertakings, the Backup Undertakings will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles. To the extent the foregoing opinion in this paragraph (5) involves matters of Delaware law, I have relied upon the opinion dated March 7, 1994, of Richards, Layton & Finger.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,

                                       /s/ W. T. Satterwhite

                                       W.T. Satterwhite